Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

EXCLUSIVE SUPPLY AGREEMENT

THIS EXCLUSIVE SUPPLY AGREEMENT (the “Agreement”) is effective as of August 30, 2021 (“Commencement Date”), by and  between  NeoVolta,  Inc., a Nevada  corporation having  a principal  place of business at 13651 Danielson Street, Suite A, Poway CA 92064 USA, on behalf of itself (“NeoVolta”) and NingBo Deye Inverter Technology Co, Ltd, a Chinese Limited Company having its principal place of business at No 26-30, Southern Yongjiang Road, Beilun, NingBo, China, on behalf of itself (“Manufacturer” or “Deye”).  For purposes of this agreement, either NeoVolta or Manufacturer may be referred to as a “Party” and may collectively be referred to as the “Parties.”

WHEREAS, the Parties entered into a Supply Agreement dated September 25, 2018 where Deye developed the NV7600 for NeoVolta and NeoVolta received the exclusive rights of and ownership of the NV7600;

WHEREAS, the Parties desire to continue the improvement and supply of inverters by Deye to NeoVolta, subject to the terms herein.

THEREFORE, the Parties agree as follows:

1.TERM

The initial term of this Agreement will commence on the Commencement Date and will continue for FIVE (5) years. NeoVolta will have an option to renew the Agreement for another two (2) years. Thereafter the Agreement will automatically renew on an annual basis after the initial term notwithstanding the foregoing, the term of this Agreement will automatically extend to include the terms of any Orders (defined in 4.1 (a) below) pending at the time of termination (“Term” including the initial term, option term and any renewals).  NeoVolta promises to grow as rapidly as possible.  NeoVolta will keep Deye appraised of any large developments that will increase volume.

2.PRICING

2.1.  Pricing. During the Term, NeoVolta may purchase from Manufacturer the products specified in Exhibits A hereto, as such Exhibit may be amended from time to time by mutual written agreement (the “Products”) at the prices set forth in the quote and purchase order (the “Price(s)”). Prices (a) are in U.S. Dollars, (b) include Manufacturer standard packaging, and (c) are based on the configuration set forth in the specifications provided in Exhibit A (the “Specifications”).

2.2.  Pricing Review. Manufacturer shall make reasonable efforts to reduce costs of the Products on a yearly basis. NeoVolta pricing will be as good as, if not better than any other buyer of Deye inverters.

3.PAYMENT TERMS

Payment Terms.  Payment shall be [***]% upon shipping.

4.PURCHASE ORDERS/RESCHEDULE

4.1.Purchase Orders.

(a)  NeoVolta will issue to Manufacturer specific purchase orders for Product covered by this Agreement (each an “Order”). Each Order will be based on a quote provided by Manufacturer. Each Order will be in the form of a written or electronic communication and contain the following information: (i) the part number of the Product; (ii) the quantity of the Product; (iii) the delivery date or shipping schedule which will have a lead time agreed to by each party; (iv) the location to which the Product is to be shipped; and (v) transportation instructions. Each Order will contain a number for billing purposes, and may include other instructions and terms (provided that such terms do not conflict with this Agreement) as may be appropriate under the circumstances.

(b)  Manufacturer will decide whether to accept Orders issued by NeoVolta within five (5) business days of receipt. In the event Manufacturer fails to accept the Order within five (5) business days of receipt, the parties will negotiate in good faith to resolve the disputed matter(s). Manufacturer will supply the Product in quantities to meet all requirements of NeoVolta.  Manufacturer guarantees for the Term to supply the Products to NeoVolta.

(c)  Once the Order is accepted by Manufacturer, NeoVolta will purchase all Product ordered in each order, and Manufacturer will manufacture and sell to NeoVolta all such Product.

(d)  Reschedule. NeoVolta may reschedule all or part of a scheduled delivery at any time, subject to the percentage –allowances in the following table:

Days Before Delivery Date	Percentage Reschedule Allowance
[***]	[***]
[***]	[***]%
[***]	[***]%

Manufacturer will use its best efforts to accommodate any upside schedule changes beyond the firm order periods.

5.DELIVERY AND ACCEPTANCE

5.1.  Delivery. Manufacturer will deliver all Products to destination(s) specified in the applicable Order as stipulated in the Order. Shipments (including shipments made in accordance with Section 7 (Warranty)) will be made shipped F.O.B. the destination location identified by NeoVolta in the Purchase Order, either to NeoVolta or to warehouse in Qingdao. Risk of loss or damage to the Product will pass to NeoVolta upon Manufacturer's delivery of the Product of the Order at the NeoVolta designated shipping facility in China and the BL copy has been transmitted to NeoVolta.  Manufacturer will mark, pack, package, crate, transport, ship and store Product to ensure (a) delivery of the Product to its ultimate destination in safe condition, (b) compliance with all requirements of the carrier and destination authorities priorly agreed by both parties, and (c) compliance with any special instructions by both parties. Manufacturer will deliver the Products on the agreed-upon delivery dates and will notify NeoVolta of any anticipated delays.

5.2.  Acceptance.  NeoVolta will accept the Product no later than [***] days after receiving Product. NeoVolta will base its acceptance on whether the Product passes a reasonable acceptance test procedure or inspection designed to demonstrate compliance with the Specifications. If NeoVolta does not reject the Product within [***] day period, the Product will be deemed accepted. Once a Product is rejected by the reason of failure to comply with the Specifications, all defective Product returns will be handled in accordance with Article 7 (Warranty). Prior to returning any rejected Product, NeoVolta will obtain an Return Materials Authorization (“RMA”) number from Manufacturer, which number Manufacturer will promptly provide NeoVolta, and NeoVolta will return such Product in accordance with the Manufacturer's reasonable instructions, at manufacturer's expense. NeoVolta will specify the reason for such rejection in all RMAs and provide relevant supporting documents. In the event a Product is rejected, Manufacturer will promptly repair or replace the Product with Product that complies with the Specifications. NeoVolta's obligation to pay for any rejected Product will be suspended until such time as Manufacturer provides Product to NeoVolta that complies with the Specifications and Acceptance Testing.

5.3.  Quality. Manufacturer acknowledges that the detail, quality, reliability and workmanship of the Products affects the goodwill and reputation of NeoVo1ta. Manufacturer will meet or exceed the good industry standards with respect to detail, quality and reliability of the Products, and will only employ the high caliber of workmanship and use the high quality components with respect to the manufacture of the Products. Without limiting the generality of the foregoing, Manufacturer will develop and .implement appropriate policies and procedures, including testing processes for quality and reliability, to ensure compliance with this Section. If any of the Products fail to conform to the Specifications or otherwise fail to perform in their intended capacity, the Parties will work together in good faith to conduct a failure analysis and identify the cause of the failure(s).

6.CHANGES

Both parties may upon sufficient notice make changes within the general scope of this Agreement or any Order.  Such changes may include, but are not limited to changes in (l) drawings, plans, designs, procedures, Specifications, test specifications or bill of material (“BOM”), (2) methods of packaging and shipment, (3) quantities of Product to be furnished, (4) delivery schedule, or (5) NeoVolta-Furnished Items. All material changes other than changes in quantity of Products to be furnished will be requested pursuant to a revised Order.  If any such change causes either a material increase or decrease (+/-[***]%) in Manufacturer's cost or the time required for performance of any part of the work under this Agreement, Manufacturer will adjust the Price in accordance with the procedure described in Section 2.1 to account for such change.

7.WARRANTY

7.1.  Manufacturer Warranty.  Manufacturer warrants that, for a period of five (5) years, from the date of Acceptance of the Product, (i) the Product will be merchantable, conform to the Specifications, and be free from defects in material and workmanship, and (ii) Manufacturer has good and marketable title to such Products, free from any claims of infringement or misappropriation of intellectual property, and there are no leins, licenses, claims or encumbrances of any kind on such Products. Manufacturer will, at its sole expense use its best efforts to replace all Product found defective with Product that conforms to the Specifications and requirements under this Section (Section 7.1) during the warranty period. If Manufacturer fails to use its best efforts to replace defective Products, then MANUFACTURER will be liable for costs of procurement of substitute products by NeoVolta. Additional warranty coverage is available for a fee, which can be negotiated separately.

7.2.  RMA Procedure. Manufacturer will concur in advance on all Products found defective to be returned for repair or replacement.  NeoVolta will obtain a RMA number from Manufacturer prior to return shipment, which number Manufacturer wi1l promptly provide to NeoVolta.  All returns will state the specific reason for such return, and will be processed in accordance with Manufacturer's reasonable RMA Procedure. NeoVolta will pay transportation costs of any defective product being returned to Manufacturer (but will be given a credit for such transportation costs if the returned Product is under warranty).  Manufacturer will pay transportation and shipping costs to return repaired or replaced product to NeoVolta or to NeoVolta's affiliates, and will bear all risk of loss or damage to such Products while in transit. Any repaired or replaced Product will be warranted as set forth in this Article for a period equal to (i) if repaired, the balance of the applicable warranty period relating to such Product plus six (6) months or (ii) if replaced the full warranty period of five (5) years.

7.3.  Exclusions From Warranty.  If applicable, this warranty does not include Products that have defects or failures resulting solely from (a) neglect, abuse, misuse, improper handling, or storage; or (b) alterations, modifications by NeoVolta or third parties.

7.4.  Remedy. The sole remedy under this warranty will be the prompt repair, replacement, transportation, and credit for defective parts, and/or costs of procurement of substitute products, as stated above.

8.INDEMNIFICATION

8.1.  Manufacturer's Indemnification. Manufacturer will indemnify, defend, and hold NeoVolta harmless from all third party demands, claims, actions, causes of action, proceedings, suits, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) of every kind (each a “Claim,” and, collectively “Claims”) (i) based upon personal injury or death or injury to property (other than damage to the Product itself, which is handled in accordance with Article 7/Warranty) to the extent any of the foregoing is proximately caused either by the negligent or willful acts or omissions of Manufacturer or its officers, employees, subcontractors or agents (ii) arising from a breach by Manufacturer of any representation, warranty or covenant under this Agreement. For clarity, Manufacturer is only responsible for Claims related to the NV7600 and liability arising from the NV7600.

8.2.  Procedure. If NeoVolta is entitled to indemnification pursuant to this Article, NeoVolta will promptly notify the Manufacturer in writing of any Claims covered by this indemnity and provide relevant supporting documents. Promptly after receipt of such notice, Manufacturer will assume the defense of such Claim. If Manufacturer fails, within a reasonable time after receipt of such notice, to assume the defense or, if in the reasonable judgment of the Indemnitee, a direct or indirect conflict of interest exists between the Parties with respect to the Claim, NeoVolta will have the right to undertake the defense, compromise and settlement of such Claim for the account and at the expense of the Indemnitor. Manufacturer will not compromise any Claim (or portions thereof) or consent to the entry of any judgment without an release of all liability of NeoVolta as to each claimant or plaintiff.

9.TERMINATION

9.1.  Termination for Cause.  Subject to Section 9.4, either Party may terminate this Agreement or an Order hereunder for default if the other Party materially breaches this Agreement; provided, however, no termination right will accrue until twenty (20) days after the defaulting Party is notified in writing of the material breach and has failed to cure or give adequate assurances of performance within the twenty (20) day period after notice of material breach.

9.2.  Termination for Convenience. Subject to Section 9.4, NeoVolta may terminate this Agreement hereunder for any reason upon ninety (90) days prior written notice.

9.3.  Termination by Operation of Law. Subject to Section 9.4, this Agreement will immediately and automatically terminate should either Party (a) become insolvent; (b) enter into or file a petition, arraignment or proceeding seeking an order for relief under the bankruptcy laws of its respective jurisdiction; (c) enter into a receivership of any of its assets or (d) enter into a dissolution or liquidation of its assets or an assignment for the benefit of its creditors.

9.4.  Consequences of Termination.

(a)  Termination for Reasons other than Manufacturer’s Breach.  In the event this Agreement or an Order hereunder is terminated for any reason other than a breach by Manufacturer (including but not limited to a force majeure or termination for convenience), NeoVolta will pay Manufacturer the contract price for all finished Product existing at the time of termination, and which are promptly delivered to and accepted by NeoVolta.

(b)  Surviving Terms. The following terms shall survive any termination of this Agreement:  Sections 7, 8, 10, 11 and 13.

10.EXCLUSIVITY

During the Term and thereafter, Manufacturer agrees to sell the NV7600 product only to NeoVolta. The designs of the NV7600 product are solely owned by NeoVolta.  This exclusivity provision shall survive termination of this Agreement and shall be enforceable by NeoVolta.

11.CONFIDENTIALITY AND INTELLECTUAL PROPERTY

11.1.Definitions. For the purpose of this Agreement,

(a)  “Confidential Information” means information (in any form or media) regarding either Party, including any of its affiliates, and its customers, potential customers, methods of operation, design, development, ordering and manufacturing methods and processes, programs and databases, designs, know how, billing rates, billing procedures, vendors and suppliers, orders, purchases, projections, forecasts, sales, business methods or strategy, finances, management, or any other business information relating to either Party, including its affiliates (whether constituting a trade secret or proprietary or otherwise) which has value to such Party and is treated by such Party as being confidential; provided, however, that Confidential Information does not include information that (i) is known to the other party prior to receipt from the disclosing party hereunder, which knowledge will be evidenced by written records, (ii) is independently developed without the use of such Confidential Information as evidenced by written records, (iii) is or becomes in the public domain through no breach of this Agreement, or (iv) is received from a third party without breach of any obligation of confidentiality.  Notwithstanding anything to the contrary in this Agreement, all information provided by either Party hereunder regarding the Products, will be the Confidential Information of such Party.

(b)  “Person” will mean and include any individual, partnership, association, corporation, trust, unincorporated organization, limited liability company or any other business entity or enterprise.

(c)  “Representative” will mean a Party’s employees, agents, or representatives, including, without limitation, financial advisors, lawyers, accountants, experts, and consultants.

11.2.Nondisclosure Covenants.

(a)  In connection with this Agreement, each Party (the “Disclosing Party”) may furnish to the other Party (the “Receiving Party”) or its Representatives certain Confidential Information. For a period of five (5) years from the date of the last disclosure under this Agreement, or in perpetuity with respect to any Confidential Information that is held by a party as a trade secret, the Receiving Party (a) will maintain as confidential all Confidential Information disclosed to it by the Disclosing Party, (b) will not, directly or indirectly, disclose any such Confidential Information to any Person other than (i) those Representatives of the Receiving Party whose duties justify the need to know such Confidential Information and then only if such Representative is under written obligations no less restrictive than those contained herein regarding maintaining the confidentiality of such Confidential Information and restricting the use of such Confidential Information or (ii) if Manufacturer is the Receiving Party, a third party Vendor for the purpose of obtaining price quotations provided that such Vendor is under written obligations no less restrictive than those contained herein regarding maintaining the confidentiality of the Confidential Information and restricting the use of such Confidential Information and (c) will treat such Confidential Information with the same degree of care as it treats its own Confidential Information (but in no case with less than a reasonable degree of  care).

(b)  The disclosure of any Confidential Information is solely for the purpose of enabling each Party to perform under this Agreement or exercise rights under this Agreement, and the Receiving Party will not use any Confidential Information disclosed by the Disclosing Party for any other purpose.

(c)  Except as otherwise set forth in this Agreement, all Confidential Information supplied by the Disclosing Party will remain the property of the Disclosing Party, and will be promptly returned by the Receiving Party upon receipt of written request therefor.

(d)  If the Receiving Party or its Representative is requested or becomes legally compelled to disclose any of the Confidential Information, it will provide the Disclosing Party with prompt written notice. If a protective order or other remedy is not obtained, then only that part of the Confidential Information that is legally required to be furnished will be furnished, and reasonable efforts will be made to obtain reliable assurances of confidentiality.

11.3.  Injunctive Relief Authorized. Any material breach of this Article by a Party or its Representatives may cause irreparable injury and the non-breaching Party may be entitled to equitable relief, including injunctive relief and specific performance, in the event of a breach.  The above will not be construed to limit the remedies available to a Party. In addition, the prevailing Party will be entitled to be reimbursed for all of its reasonable attorneys' fees and expenses at all levels of proceedings and for investigations, from the non-prevailing Party.

11.4.  No Publicity. Each Party agrees not to disclose the terms of this Agreement or any third Party, without the prior consent of the other Party, except as required by law, regulation or court order (in which case, the Party seeking to disclose the information will give reasonable notice to the other Party of its intent to make such a disclosure so as to allow the non-disclosing Party to oppose the disclosure).

11.4  Intellectual Property Rights. Manufacturer will continue to own all right, title, and interest in and to [***] (“Background Manufacturer IP”), and NeoVolta will continue to own all right, title, and interest in and to [***] (“background NeoVolta IP”).

                (a)  With respect to any Background Manufacturer IP specific to [***]that claims, covers or is otherwise incorporated into the Products, manufacturer hereby grants to NeoVolta a nonexclusive, non transferable, royalty-free, world-wide, fully-paid-up, irrevocable, perpetual license (with the right to grant sublicenses through multiple tiers) to offer for sale, sell or import Products incorporating the Background Manufacturer IP. Except for the foregoing, no license or any other right is granted to NeoVolta in any know-how or process information contained within the Background Manufacturer IP.

               (b)  All developments and improvements of [***] shall be solely owned by NeoVolta.  During the Term of this Agreement, NeoVolta grants to Manufacturer a non-exclusive, royalty-free, internal license to use the Background NeoVolta IP and Neo Volta IP solely for the purpose of performing Manufacturer’s obligations hereunder specific to [***].

(c)  Both parties hereby expressly reserve all rights, title, and interest in any of their respective Intellectual Property not provided for in this Agreement.

12.INSURANCE

Manufacturer agrees to maintain during the Term of this Agreement any and all insurance as prescribed by the law of the state, or country in which Manufacturer's services are performed.

13.MISCELLANEOUS

13.1.  Integration Clause. This Agreement (including the Exhibits to this Agreement) constitutes the entire agreement of the parties regarding the subject matter set forth herein, superseding all previous Agreements covering the subject matter. This Agreement will not be changed or modified except by written agreement, specifically amending, modifying and changing this Agreement, signed by Manufacturer and an authorized representative of the NeoVolta. Each Party represents that no third party or other contract will be violated or breached by entering into this Agreement.

13.2.  Limitation of Liability.  EXCEPT AS SPECIFICALLY STATED HEREIN, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.  THESE LIM1TATIONS APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.  Notwithstanding the foregoing, the limitations set forth herein will not apply to limit (i) a Party’s obligation to indemnify the other Party against any third party Claim for personal injury or property damage, (ii) a Party’s obligation to indemnify The other Party against any third party Claim for intellectual property infringement, (iii) a Party’s breach of section 11, (iv) a party’s intentional breach of the Agreement, or (v) actual damages required to be paid to any third party as a result of any infringement claim. THE LIMITATION SET FORTH IN THIS SECTION ONLY APPL1ES WHERE THE DAMAGES ARISE OUT OF OR RELATE TO THIS AGREEMENT.

13.3.  Assignment. Neither this Agreement nor any rights or obligations hereunder will be transferred or assigned by either Party without the written consent of the other Party. Nevertheless, either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business or assets related to this Agreement, or in the event of its merger, consolidation, change in control or other similar transaction. This Agreement may be assigned in whole or in part by either Party to any Affiliate of such Party provided that such Party remains secondarily liable under this Agreement.

13.4.  Disputes/Choice of Law/Attorneys’ Fees.

This Agreement will be construed in accordance with the State of California laws (excluding its conflicts of laws principles). The provisions of the United Nations Conventions on Contracts for the International Sale of Goods will not apply to this Agreement.

Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existing, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by Judicate West under the Judicate West Commercial Arbitration Rules in force when the Notice of Arbitration is submitted. The arbitration shall take place in San Diego, California and conducted in English. The number of arbitrators shall be one. The parties agree to split the costs of the arbitration fees of Judicate West.

The prevailing party will be entitled to recover its costs (including arbitration fees) and reasonable attorneys’ fees from the non-prevailing party in any action brought to enforce this Agreement.

13.5.  Severability/Waiver/Counterparts. Any of the provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction will be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provision hereof and without affecting the validity or enforceability of any of the terms of this Agreement in any other jurisdiction. The waiver by a party hereto of any right hereunder or the failure to perform or of a breach by another party will not be deemed a waiver of any other right hereunder or of any other breach of failure by said other party whether of a similar nature or otherwise. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Each Party represents that the person signing below has the authority to bind the party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the Commencement Date by their officers, duly authorized.

Manufacturer: NingBo Deye Inverter Technology Co, Ltd	NeoVolta Inc.

By: /s/ [***]	By: /s/ Brent S. Willson
Signature	Signature

Typed Name: [***]	Typed Name: Brent S. Willson

Title: General Manager	Title: President and Chief Executive Officer

Date: 30 August 2021	Date: 30 August 2021

EXHIBIT A

PRODUCTS AND SPECIFICATIONS

NV7600

Capabilities:

[***].

Regulatory:

[***].

Private Label/License:

[***].

Specifications and Drawings Documents:

[***]

Software

[***].

Development and Upgrades

[***].